Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Grey Wolf, Inc.:

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

Houston, Texas
November 18, 2004